UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2008

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
(Registrant's telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c)).

Item 8.01.                                           Other Events.

On August 15, 2008, Immunomedics, Inc., a Delaware corporation (the “Company”), received notice from the Premerger Office of the Federal Trade Commission that early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) has been granted for the License and Collaboration Agreement (the “Agreement”) that the Company had entered into with Nycomed GmbH (“Nycomed”) providing Nycomed a worldwide license to develop, manufacture and commercialize veltuzumab, the Company’s humanized anti-CD20 antibody in the subcutaneous formulation, for the treatment of all non-cancer indications.  The Agreement became effective upon termination of the HSR required waiting period.

On August 21, 2008, the Company received a non-refundable initial cash payment of $40 million from Nycomed in accordance with the terms of the Agreement.  With receipt of the $40 million, the Company will terminate the $9.0 million revolving line of credit it has secured from Bank of America, N.A., pursuant to a loan agreement, effective June 9, 2008 (the “Credit Facility”).  Currently, the Company has no amounts outstanding under the Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By: /s/ Cynthia Sullivan
Name:Cynthia Sullivan
Title:President and Chief Executive Officer

Date:  August 21, 2008